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                                  EXHIBIT 10.1

                            BIO-LOK INTERNATINAL INC.
                          STOCK COMPENSATION PLAN 2002

This STOCK COMPENSATION PLAN, dated the 2nd day of January, 2002, is herewith established by Bio-Lok Internaitonal Inc., a Delaware corporation, located at 312 S. Military Trail, Deerfield Beach, Florida 33442 (hereinafter "Company") for the purpose of providing a stock compensation plan for its employees, and for the issue of common stock as compensation to other entities and clinicians for services provided to the Company.

                                    PREAMBLE

WHEREAS, the Company desires to have set aside 150,000 shares of common stock for use by the Company in compensating employee(s) for exceptional service and for support of the company; and,

WHEREAS, the Company desires to have set aside 200,000 common stock shares for use by the Company for issue of common stock awarded under its "Bio-Lok 401(k) Plan" (the "Plan") for years beginning with 2000; and,

WHEREAS, the Company desires to have set aside 150,000 common stock shares for use by the Company for the use and issue to institutions, consultants or other entities common stock shares as compensation for services rendered.

NOW, THEREFORE, the Board of Directors have authorized and approved per attached Resolutions the issue of this Stock Compensation Plan and related Form S-8 for 500,000 shares of common stock of Bio-Lok Internaitonal Inc.

1.       EMPLOYEE COMPENSATION.

         a. Employee compensation can be awarded for exceptional service and for support of the company.

         b. The award(s) can to be based on specific instances or on subjective basis. The awards are to be submitted to management in writing for presentation and approval of the Company's Compensation Committee.

         c. Upon approval of an award by the Board of Directors Compensation Committee the officers of the company are directed and authorized to have the required shares issued.

2.       BIO-LOK 401(K) PLAN.

         a. The company on 1/01/97 established a 401(k) Plan and the Plan is maintained by a Plan Administrator designated by the Company. It is the Plan Administrator's responsibility to administer and manage the plan on behalf of the Company.



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         b.       The Plan permits the Company to award matching funds. Matching funds can be granted and awarded up to 50% of the first 10% of contributions.

         c. The Board of Directors must approve each annual distribution. To date, the Board of Directors have approved the maximum allowable distribution of common stock for the year 2000 and 2001 (see Exhibit Index).

         d. Authorization of distributions under the Plan must be attached to this Compensation Plan and listed on the Exhibit Index, which is to be updated as necessary. The items attached are to consist of a copy of the Board of Directors Resolution issued.

3.       INSTITUTIONS, CONSULTANTS AND OTHER ENTITIES.

         a. The Company and its officers in managing the business may from time to time appoint institutions, consultants or other entities (hereinafter the "entities") for providing services to the Company. These entities appointed to perform select services may in part or whole be compensated by the Company utilizing common stock.

         b. Entities contracted for by the company shall and must be identified as independent contractors. Further, any agreement entered into by the Company with contractor(s) cannot establish any partnership, joint venture, or other business combination between an entity and the Company.

         c. No stock shares can be issued to an entity until the parameters of their contract(s) have been met.

         d. Contracts with services rendered to be paid utilizing common stock of the Company must be accomplished only for legitimate and valid reasons as detailed and authorized under the Federal Security Laws of the United States.

         e. Each entity appointed must enter into an agreement with the Company and such agreement is to be detailed on the Exhibit Index, which is to be updated as necessary.

4.       DUTIES OF OFFICERS.

         a. Upon approval of an award by the Board of Directors the officers of the corporation is directed to have the appropriate shares issued to the respective individual and/or entity(s).

         b. All modifications and additions to this Plan are to be detailed in writing as an amendment to the Plan. Said amendments to the Plan must be detailed under the Exhibit Index section of this Plan.



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         c.       Once all authorized shares of the Plan have been issued, the officers are to inform the Board of Directors accordingly, in order that, added shares can be authorized under this Plan. All added shares to be authorized under the Plan must be approved by the Board of Directors and subsequently registered via another Form S-8.

5.       ENTIRE AGREEMENT.

This document represents the entire agreement of the Stock Compensation Plan of the Company and may be modified only in writing based on parameters approved by its Board of Directors.

IN WITNESS WHEREOF, the Officers of the Bio-Lok International Inc. have executed this Stock Compensation Plan.


      BIO-LOK INTERNATIONAL INC.


By: /s/  Bruce L. Hollander
    ---------------------------------------------
       Bruce L. Hollander, President and CEO



By: /s/  Ingo K. Kozak
    ---------------------------------------------
      Ingo K. Kozak, VP-Finance & Admin. and CFO










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